UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 North Michigan Avenue Chicago, IL	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-222-9100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 24, 2014, the Board of Directors of Tribune Publishing Company (the “Company”) was increased in size from one to three, and each of Philip G. Franklin and Edward Lazarus was elected as director of the Company. Mr. Franklin was also appointed as Chairperson of the Audit Committee, effective July 24, 2014, and as a member of the Nominating and Corporate Governance Committee, effective August 4, 2014.

In accordance with New York Stock Exchange rules, the election of Mr. Franklin became effective prior to the time when “when-issued” trading of the Company’s common stock, par value $0.01 per share, commenced on the New York Stock Exchange, on July 24, 2014. Mr. Franklin, as a non-employee director, will receive the director compensation described in the Company’s Registration Statement on Form 10, as amended (File No. 001-36230), filed with the Securities and Exchange Commission (the “Registration Statement”), including any additional compensation for services as chairperson of a committee. Mr. Lazarus is expected to resign from the Company’s Board of Directors prior to the Company’s separation from Tribune Media Company and will receive no compensation for his service as director. Mr. Lazarus will remain General Counsel and Executive Vice President of Tribune Media Company following the separation.

There are no arrangements or understandings between either of Messrs. Franklin or Lazarus and any other person pursuant to which either was selected as a director. There are no transactions involving either of Messrs. Franklin or Lazarus that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

As previously disclosed in the Registration Statement, the Company’s separation from Tribune Media Company is expected to be effected through the distribution of the Company’s common stock to Tribune Media Company stockholders and warrantholders of record as of 5:00 p.m., New York time, on July 28, 2014. The distribution is expected to occur on August 4, 2014. On July 24, 2014, “when-issued” trading of the Company’s common stock commenced on the New York Stock Exchange.

On July 24, 2014, Tribune Media Company announced that it had been informed by the OTC Bulletin Board that Tribune Media Company Class A and Class B common stock and warrants began trading on an “ex-distribution” basis on July 24, 2014 (the ex-distribution date) and that there would be no “due bills” market for Tribune Media Company Class A and Class B common stock and warrants. Tribune Media Company’s press release announcing these events is attached hereto as Exhibit 99.1.

In connection with the distribution, the Company has prepared the investor presentation that is attached as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Tribune Media Company Press Release, dated July 24, 2014

99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

By:	/s/ Steven Berns
Steven Berns President and Chief Executive Officer

Date: July 25, 2014

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